Exhibit 10.1

FORM OF

AMENDMENT NO.1

To

AMENDED AND RESTATED SERVICE AND EXPENSE AGREEMENT

Among

ALLSTATE INSURANCE COMPANY

And

THE ALLSTATE CORPORATION

And

Certain Affiliates

THIS FIRST AMENDMENT, effective as of January 1, 2009 (this “Amendment”), among Allstate Insurance Company, an Illinois insurance company (“Allstate”), The Allstate Corporation, a Delaware corporation (“Allcorp”) and those affiliates of Allstate whose signatures appear below (together with Allcorp, individually, an “Affiliate” and collectively, the “Affiliates”), amends that certain Amended and Restated Service and Expense Agreement dated as of January 1, 2004, among Allstate and the Affiliates (the “Amended and Restated Agreement”).

WHEREAS, ALLSTATE and the AFFILIATES entered into the Amended and Restated Agreement and now desire to amend it in the respects, but only in the respects, hereinafter set forth.

NOW, THEREFORE, Allstate and the Affiliates hereby agree as follows:

1.             Capitalized terms used herein shall have the respective meanings ascribed thereto in the Amended and Restated Agreement unless herein defined or the context shall otherwise require.

2.             The following “Whereas” clause shall be added as the fifth recital to the Amended and Restated Agreement:

“WHEREAS, the parties, by their execution of this Agreement, acknowledge their intent that nothing in the Agreement shall be construed to mean or to imply that the separate operating identity of each party or the control of, responsibility for and the right to direct the respective performance, business, operations and affairs of each party by its Board of Directors shall be delegated or relinquished to any other party or be otherwise impaired.”

3.             Section 1 of the Amended and Restated Agreement is hereby amended by deleting in its entirety the third full paragraph; by deleting in its entirety the first sentence to the fourth full paragraph; and by adding the following as the last sentence of such fourth paragraph:

“Notwithstanding the foregoing, nothing in this Agreement shall be construed so as to cause Allstate or any Affiliate to be deemed to be a Third Party Administrator as such term is defined under applicable law.”

4.             Section 7 of the Amended and Restated Agreement is hereby amended by deleting the second paragraph in its entirety; by deleting the third paragraph in its entirety; and by replacing such third paragraph with the following:

“The books and records of Affiliates’ books of account as they relate to the business covered by this Agreement are maintained in an electronic format and shall be kept and maintained at such Affiliate’s principal office.”

5.             Section 11 of the Amended and Restated Agreement is hereby amended by deleting the last sentence in its entirety and by replacing it with the following:

“This Agreement shall remain in effect for one year and shall be automatically renewed for subsequent one-year terms unless sooner terminated by either party pursuant to this Section 11.  This Agreement shall also be subject to re-negotiation at least every three years.”

6.             Exhibits A through D to the Amended and Restated Agreement, having been revised by Allstate’s Corporate Controller’s Department pursuant to Section 4 of the Agreement, are hereby deleted in their entirety and replaced by revised Exhibits A through D attached to this Amendment.

7.             Schedule A and Schedules A-1 through A-8 to the Amended and Restated Agreement are hereby amended and restated in their entirety by Schedule A and Schedules A-1 through A-7 attached to this Amendment.

8.             Except as specifically amended hereby, the terms and conditions of the Amended and Restated Agreement shall remain unchanged.  To the extent that the provisions of this Amendment No. 1 are inconsistent with those of the Amended and Restated Agreement, the terms of the Amendment No. 1 shall govern with respect to the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be effective as of the day and year above written.

The Allstate Corporation

By:
Steven C. Verney
Vice President and Treasurer
Date:

Allstate Insurance Company

By:
Steven C. Verney
Vice President and Treasurer
Date:

Allstate Fire and Casualty Insurance Company
Allstate Indemnity Company
Allstate New Jersey Insurance Company
Allstate New Jersey Property and Casualty Insurance Company
Allstate North American Insurance Company
Allstate Property and Casualty Insurance Company
Encompass Home and Auto Insurance Company
Encompass Independent Insurance Company
Encompass Insurance Company of America
Encompass Insurance Company of New Jersey
Encompass Property and Casualty Company
Encompass Property and Casualty Insurance Company of New Jersey
North Light Specialty Insurance Company
Northbrook Indemnity Company

By:
Steven C. Verney
Vice President and Treasurer
Date:

Allstate Assurance Company
Allstate Life Insurance Company
Charter National Life Insurance Company

By:
Steven C. Verney
Treasurer
Date:

Deerbrook Insurance Company
Encompass Indemnity Company

BY:
Steven C. Verney
Vice President and Treasurer
Date:

Castle Key Indemnity Company
Castle Key Insurance Company
Encompass Floridian Indemnity Company
Encompass Floridian Insurance Company

BY:
Steven C. Verney
Vice President and Treasurer
Date:

Encompass Insurance Company

BY:
Steven C. Verney
Vice President and Treasurer
Date:

Surety Life Insurance Company

BY:
Steven C. Verney
Treasurer
Date:

Encompass Insurance Company of Massachusetts

BY:
Steven C. Verney
Vice President and Treasurer
Date:

American Heritage Life Insurance Company
First Colonial Insurance Company

BY:
Steven C. Verney
Treasurer
Date:

Allstate Life Insurance Company of New York
Intramerica Life Insurance Company

BY:
Steven C. Verney
Treasurer
Date:

Lincoln Benefit Life Company

BY:
Steven C. Verney
Treasurer
Date:

ALIC Reinsurance Company

BY:
Steven C. Verney
Treasurer
Date:

Allstate County Mutual Insurance Company
Allstate Texas Lloyd’s
by Allstate Texas Lloyd’s, Inc. (its attorney-in fact)

BY:
Steven C. Verney
Vice President and Treasurer
Date:

Allstate Insurance Company of Canada
Allstate Life Insurance Company of Canada
Pafco Insurance Company
Pembridge Insurance Company

BY:
Guy Hill
Chairman of the Board
Date:

Allstate Enterprises, LLC
Allstate Motor Club, Inc.
Credit Card Sentinel, Inc.
Ocoma Industries, Inc.
Roadway Protection Auto Club, Inc.
Signature Agency, Inc.
Signature Motor Club of California, Inc.
Signature Motor Club, Inc.
Signature Nationwide Auto Club of California, Inc.
Signature’s Nationwide Auto Club, Inc.

BY:
Patrick M. O’Brien, Sr.
President
Date:

Allstate International Insurance Holdings, Inc.

BY:
Steven C. Verney
Executive Vice President and Treasurer
Date:

Allstate Insurance Holdings, LLC
Pablo Creek Services, Inc.
Sterling Collision Centers, Inc.

BY:
Steven C. Verney
Vice President and Treasurer
Date:

Allstate Assignment Company
Allstate Financial Advisors, LLC
Allstate Financial Corporation
Allstate Financial, LLC
Allstate Non-Insurance Holdings, Inc.
Allstate Settlement Corporation
American Heritage Life Investment Corporation
American Heritage Service Company
Deerbrook General Agency, Inc.
E.R.J. Insurance Group, Inc.
Ivantage Select Agency, Inc.
Kennett Capital Holdings, LLC
Kennett Capital Partners, LLC
Kennett Capital, Inc.
Northbrook Services, Inc.
Road Bay Investments, LLC
Tech-Cor, LLC
The Allstate Foundation

BY:
Steven C. Verney
Treasurer
Date:

ALFS, Inc.
Allstate Distributors, L.L.C.
Allstate Financial Services, LLC

BY:
Steven C. Verney
Assistant Treasurer
Date:

Allstate Institutional Advisors, LLC

BY:
James Flynn
Vice President, General Counsel, and Secretary
Date:

Allstate Investments, LLC

BY:
Steven E. Shebik
Vice President, Treasurer and Chief Financial Officer
Date:

Schedule A

Each of the attached supporting schedules depicts examples of services to be provided by various shared services within the Allstate Group, and are not intended by the parties to be all-inclusive.

Description of Service	Schedule

Finance Shared Services	A-1

Allstate Technical Operations Shared Services	A-2

Human Resource Shared Services	A-3

Law and Regulation	A-4

Corporate Relations	A-5

Corporate Marketing	A-6

Real Estate and Construction/Facility Services	A-7

Schedule A-1

Finance Shared Services

Provider Services

•                  Accounting:   Provide actual monthly, quarterly and annual financial results for internal and external reporting. Specific services include producing financial statements and consulting on account coding, reporting, accounting research, shared service administration, expense allocation administration accounting governance and policies, and maintenance of any required central accounting computer system.

•                  Auditing:   Perform and report on internal audits, which meet Generally Accepted Auditing Standards (GAAS) at intervals deemed necessary by Allstate.  Consult on appropriate internal controls.

•                  Claim Reserves:  Provide risk management services including exposure analysis, risk retention and risk financing.

•                  Treasury and Planning:  Provide services related to the annual operating plan, the long-term strategic plan, capital management, cash management services, including setting up and maintaining bank accounts, and the M & A function.

•                  Tax:  Comply with Federal and State corporate tax filing requirements, perform tax research and develop tax planning strategies.

•                  Sourcing and Procurement Solutions:  Strategic sourcing and the procuring of commodities inclusive of contract negotiation.

•                  All Areas:  Provide financial administrative services to ensure compliance with service provider’s corporate policies.

Schedule A-2

Technical Shared Service

Provider Services

Information Technologies:

•                  Build and maintain systems necessary to process Affiliate’s business.

•                  Support of online networks and end-user/desktop applications.

•                  Technical architecture design to include application development and end-user equipment via Technology Asset Management.

•                  Enterprise office tools, software licenses, maintenance, upgrades, Microsoft Office and client software packages.

•                  Telecommunications support for business applications to include equipment sourcing and voice-mail solutions.

•                  Database production support and development for mainframe and distributed applications.

•                  Enterprise Help Center for end-user problem resolution, equipment repair, system password resets.

Customer and Enterprise Services

•                  Process and pay invoices, expense accounts, and related bills.

•                  Maintain necessary bank accounts. This would include, but would not be limited to, a depository account, refund account and investment accounts.

•                  Deposit and balance remittance from Affiliate’s clients.  Process payments against client balances in the billing database.

•                  Pay and track non-computer related fixed asset transactions.

•                  Utilize the SAP general ledger system for financial recording.

•                  Perform movement of funds from depository accounts to investment accounts as needed via wire transfers or other means.

•                  System production, job scheduling and runs including technical support.

•                  Data processing support including data storage, data communication solutions, and network availability.

•                  Provide print services for document processing to include quick print, web and sheet-fed print and laser print stuff mail.

•                  Provide programming support and consulting along with complete print project management.

•                  Provide for storage and retention of documents and/or equipment.

•                  Mail distribution services.

Schedule A-3

Human Resource Shared Services

Provider Services

•                  Disburse compensation, remit payroll taxes, calculate and remit to vendors benefit contributions (employer/employee), mail W-2s, provide lines of expense details and create new company pay system. These services will be delivered to client within agreed upon timeframes, and will meet the client’s quality requirements.

•                  Design compensation and incentive structure, provide support services for salary planning, incentive plan and pay communications.  Provide Affiliate with current market research/data to structure the most cost effective and competitive compensation plan.

•                  Provide technical interview with employees to determine skills and tasks necessary to a particular job function.  This work will be used to create job descriptions in order to obtain market data to determine competitive salary structures.

•                  Coordinate participation in technical job fairs, new employee orientation, internship programs, provide sources of qualified candidates for technical recruiter and intern openings, as well as training to technical recruiters.

•                  Provide timely coaching and guidance on human resource related issues at Affiliate’s request.  Accurately assess the appropriate Center of Expertise within the human resource organization to assist in all problem resolutions.

•                  Provide Affiliate with the most competitive benefits package for all employees.  Conduct annual election to provide all employees with the option of changing benefit coverages.

•                  Provide all employees with required services for any payroll or benefit inquiries or processing.

•                  Provide Affiliate with up to date professional education programs and research.  Provide access to just-in-time training.

•                  Provide Affiliate with accurate and timely payroll stubs, checks and tax remittances.

Schedule A-4

Legal Services

Provider Services

•                  The Law and Regulation Department will provide legal advice, assist in the completion of business transactions, participate in corrective action plan development to ensure compliance, assist with dispute resolution and provide public advocacy for Affiliates.

•                  Provide for legal advice, assist in the completion of business transactions, assist with dispute resolution and provide for public advocacy.

•                  All legal services will be performed in a manner that is in compliance with all applicable laws, regulations and Codes of Professional Responsibility.

Schedule A-5

Corporate Relations

Provider Services

Support and implement communication strategies.

•                  Development of communication packages, scripts, and presentations.

•                  Sourcing and coordination of meetings with internal and external customers.

•                  Media preparation for external use.

•                  Coordination of production and recognition and/or special events as requested.

•                  Reputation management.

Schedule A-6

Corporate Marketing

Provider Services

•                  Provide market research, perform database analysis to identify target customers and utilize focus groups to determine customer preferences.

•                  Support and implement marketing strategies.

•                  Development of marketing strategies, coordination of print and/or media requirements.

•                  Coordination of media/print advertising.

•                  Assist in the development and implementation of distribution policy and practices, and provide other marketing and distribution support services.

 Schedule A-7

Real Estate and Construction/Facility Services

Provider Services

•                  Real Estate portfolio management.

•                  Capital improvement management and construction.

•                  Engineering standards.

•                  Compliance to local and governmental codes.

•                  Support of employee moves and relocation.

•                  Housekeeping and security

EXHIBIT A

INTERCOMPANY SERVICE AND EXPENSE ALLOCATION SUMMARY MATRIX

ALLSTATE INSURANCE COMPANY AND PROPERTY & CASUALTY AFFILIATES

Expense Line Item Per U&I Exhibit*	Expense Classification Description**	Basis of Expense Allocation***
1. Claim adjustment services

Investigation and adjustment of policy claims for direct, reinsurance assumed and ceded business. The more significant expenses and fees related to: (1) all outside costs associated with independent adjusters, (2) lawyers for legal services in the defense, trial, or appeal of suits, (3) general court costs, (4) medical testimony, (5) expert and lay witnesses, (6) medical examinations for the purpose of trial and resolution of liability and (7) miscellaneous (appraisals, surveys, detective reports, audits, character reports, etc.).

No allocation — direct charge to Affiliate
2. Commission and brokerage	All payments, reimbursements and allowances (on direct and reinsurance assumed and ceded business) to managers, agents, brokers, solicitors or other producer types.	No allocation — direct charge to Affiliate based on agent contract
3. Allowances to Managers and agents	Net allowances, reimbursements and payments for expenditures of every nature, not computed as a percentage of premiums, to managers, agents, brokers, solicitors, and other producers.	See Appendix to Exhibit A at C
4. Advertising

Typical expenses would include services of: (1) advertising agents, (2) public relations counsel, (3) advertisements in newspapers, periodicals, billboards, pamphlets and literature issued for advertising or promotional purposes, (4) related paper and printing charges for advertising purposes, (5) radio broadcasts, (6)

Direct charge by company where known. Allocated items handled as follows:

*                                         Expense classifications per the statutory Underwriting and Investment Exhibit, Part 3, Expenses.  Parties to the Agreement use these twenty-four classifications to record their operating expenses incurred.  As described in Exhibit C, expenses for these classifications are also spread to three distinct functional expense groups:  loss adjustment, other underwriting and investment.

**                                  These descriptions provide a synopsis of the types of expenses for each classification.  Parties to the Agreement will utilize the NAIC Property/Casualty Annual Statement Instructions Appendix — Instructions for Uniform Classification of Expenses of Property and Casualty Insurers in expense reporting.

***                           Before consideration of any applicable reinsurance agreement.

1

Expense Line Item Per U&I Exhibit*	Expense Classification Description**	Basis of Expense Allocation***
	prospect and mailing lists, (7) signs and medals for agents and (8) television commercials and production.	See Appendix to Exhibit A at A; B 1; C 1
5. Boards, bureaus and associations

Various dues, assessments, fees and charges for items such as: (1) underwriting boards, rating organizations, statistical agencies, inspection and audit bureaus, (2) underwriters’ advisory and service organizations, (3) accident and loss prevention organizations, (4) claim organizations, (5) underwriting syndicates, pools and associations, assigned risk plans.

No allocation - direct charge to Affiliate
6. Surveys and underwriting reports

Costs to support the business including: (1) survey, credit, moral hazard, character reports for underwriting, (2) appraisals for underwriting, (3) fire records, (4) inspection and engineering billed specifically, (5) medical examiner services relating to underwriting.

See Appendix to Exhibit A at C
7. Audit of assureds’ records	Auditing fees and expenses of independent auditors for auditing payroll and other premium bases.	No allocation - direct charge to Affiliate
8. Salary and related items

Salaries, bonus, overtime, contingent compensation, and other compensation of employees. This would include commission and brokerage to employees when the activities for which the commission is paid are a part of their duties as employees.

See Appendix to Exhibit A at A; B; C; D
9. Employee relations and welfare

This category includes a variety of pension and insurance benefits for employees, as well as some miscellaneous expenditures. The first area entails: (1) cost of retirement insurance, pensions or other retirement allowances and funds irrevocably devoted to the payment of pensions or other employees’ benefits, and (2) accident, health and hospitalization insurance, group life insurance and workers’ compensation insurance. The miscellaneous category may include the following items (1) training and welfare; (2) physical exams for employees or candidates; (3) gatherings, outings and entertainment; (4) education; and (5) donations to or on behalf of employees.

See Appendix to Exhibit A at A; B; C; D
10. Insurance	Costs of insurance for employee/agent fidelity or surety bonds, public liability, burglary and robbery, automobiles and office contents.	See Appendix to Exhibit A at A; B; C; D
11. Directors fees	Amounts relate to fees and other compensation paid to directors for attending Board or committee meetings.	Direct charge to Affiliate

2

Expense Line Item Per U&I Exhibit*	Expense Classification Description**	Basis of Expense Allocation***
12. Travel and travel items

Major expense subcategories include: (1) transportation, hotel, meals, telephone and other related costs associated for employees traveling, (2) expense for transfer of employees, (3) automobile rental and license plates, depreciation, repairs and other operating costs of automobiles (4) transportation, hotel and meals/entertainment of guests, (5) dues and subscriptions to accounting, legal, actuarial or similar societies and associations.

See Appendix to Exhibit A at A; B; C; D
13. Rent and rent items

Rent of home office, branch offices, space occupied in owned buildings, light, heat, power and water charges in leased premises, interest, taxes, etc., paid in lieu of rent for leased premises, cost of alterations and repairs of leased premises, rent of storage, safekeeping, warehouse space, safe deposit boxes, post office boxes, and cost of cleaning and other expenses incidental to office maintenance.

Square footage occupancy.
14. Equipment	Rent and repair of furniture and equipment, including the related depreciation charges.	See Appendix to Exhibit A at A; B; C; D
15. Cost or depreciation of EDP equipment and software	Rent and repair of processing equipment and non-operating systems electronic data software, including the related depreciation and amortization.	See Appendix to Exhibit A at A; B; C; D
16. Printing and stationery

Generally, printing, stationery and office supplies (paper stock, printed forms and manuals, Photostat copies, pens and pencils, etc.). Also included would be policies and policy forms, in-house employee publications, books, newspapers and periodicals including, tax and legal publications and services.

See Appendix to Exhibit A at A; B; C; D
17. Postage, telephone, etc.	All express, freight and cartage expenses, postage, and telephone.	See Appendix to Exhibit A at A; B; C; D
18. Legal & auditing

Legal fees and retainers excluding loss and salvage related, auditing fees of independent auditors for examining records, services of tax experts and counsel, custodian fees, notary and trustees’ fees.

See Appendix to Exhibit A at A
19. Taxes, licenses and fees

Several categories comprise this expense classification: (1) state and local insurance taxes; (2) Insurance Department licenses and fees; (3) payroll taxes; and (4) all other, excluding real estate and federal income. Taxes, licenses and fees based on premiums and payments to state industrial commissions for administration of

Direct charge to Affiliate if identifiable. If allocated, see Appendix to Exhibit A

3

Expense Line Item Per U&I Exhibit*	Expense Classification Description**	Basis of Expense Allocation***

workers’ compensation or other state benefit acts would be in the first classification. Expenses relating to the Insurance Department would include agents’ licenses, filing fees, certificates of authority and fees and expenses of examination. Payroll related expenses normally include old age benefit and unemployment insurance taxes. More significant expenses in the all other section would be financial statement publication fees, legally mandated advertising and personal property and state income taxes.

at A; B;C;D.
20. Real estate expenses

Salaries, wages and other compensation of maintenance workers in connection with owned real estate. Other expense items assigned to this category may also include expenses associated with: operations; maintenance and insurance.

Square footage occupancy.
21. Real estate taxes	Taxes, licenses and fees on owned real estate.	Direct charges by Affiliate are based on square footage occupancy. Allocated expenses handled per Appendix to Exhibit A at A; B; C ; D
22. Aggregate write-ins for miscellaneous expenses

Items for which no pre-printed statutory line exists. Description/title shown in Part 3 will vary based on need. This line may include such items as the cost of outside clerical services, donations to organized charities and miscellaneous expenses.

Cost Management will develop the most appropriate allocation basis and maintain documentation

4

APPENDIX TO EXHIBIT A

INTERCOMPANY SERVICE AND EXPENSE ALLOCATION SUMMARY MATRIX

ALLSTATE INSURANCE COMPANY AND AFFILIATES

A.          Human Resource Shared Services, Finance Shared Services, Sourcing and Procurement Solutions Shared Services, Corporate Marketing Shared Services,  Research Center Shared Services, Allstate Technology Operations Shared Services, Customer and Enterprise Shared Services, Corporate Relations Shared Services,  Facility Service Shared Services,  Real Estate and Construction/Facility Services Shared Services, CEO/COO Shared Services, Allstate Investment, LLC Shared Services, Allstate Financial Services Broker Dealer allocations are based on services and associated costs performed by the provider for the benefit of the recipient and are generated and approved through extensive discussions between service providers and service recipients during the Annual Corporate Planning Process.

B.            Allstate Protection Head Office allocations are based on:

1.                                       Compensation

2.                                       Time and effort studies

3.                                       Statistical data

C.            Allstate Protection Field Office allocations are based on the following methodologies:

1.                                       Compensation

2.                                       Time and effort studies

3.                                       Statistical data

D.           The Claim Organization allocations are based on the following:

1.                                       Incurred Loss

2.                                       Notice counts

3.                                       Claim legal matter counts

4.                                       Other Statistical data

1

EXHIBIT B

INTERCOMPANY SERVICE AND EXPENSE ALLOCATION SUMMARY MATRIX

ALLSTATE LIFE INSURANCE COMPANY AND LIFE AFFILIATES

Expense Line Item Per General Expense Exhibit 2*	Expense Classification Description**	Basis of Expense Allocation***
1. Rent

Rent for all premises occupied by the company, including any adequate rent for occupancy of its own buildings, in whole or in part, except to the extent that allocation to other expense classifications on a functional basis is permitted and used.

Square footage occupancy
2. Salaries and wages

Salaries and wages, bonuses and incentive compensation to employees, overtime payments, continuation of salary during temporary short-term absences, dismissal allowances, payments to employees while in training and other compensation to employees not specifically designated herein, except to the extent that allocation to their expense classifications is permitted and used.

Agents’ compensation is a direct charge to Affiliate. The remaining expenses in this category are allocated per Appendix to Exhibit B at A; B; C; D
3.11 Contributions for benefit

Contributions by company for pension and total permanent disability benefits, life insurance benefits, accident, health, hospitalization, medical, surgical, or other temporary disability benefits under a self-administered or trusteed plan or for the purchase of annuity or insurance contracts. Appropriation of any other assignment of funds by company in connection with any benefit plan of the types enumerated

See Appendix to Exhibit B at A; B; C; D

*                Expense classifications used for Exhibits 2, General Expenses and 3, Taxes, Licenses and Fees (excluding federal income taxes).   Parties to the Agreement use these classifications to record their operating expenses incurred.  For Exhibit 2, the expense data is captured by five distinct functional expense groups:  life, accident and health (including subcategories of cost containment, all other, and all other lines of business) and investment.  For Exhibit 3, the expense data is captured by four distinct functional expense groups:  insurance (including subcategories of life, accident and health, and all other lines of business) and investment.

**         These descriptions provide a synopsis of the types of expenses for each classification.  Parties to the Agreement will utilize the NAIC Life, Accident & Health Annual Statement Instructions.  Refer to this publication for a complete breakdown of the expenses included in each line item.

***  Before consideration of any applicable reinsurance agreement.

1

Expense Line Item Per General Expense Exhibit 2*	Expense Classification Description**	Basis of Expense Allocation***
plans for employees	herein.
3.12 Contributions for benefit plans for agents

Contributions by company for pension and total permanent disability benefits, life insurance benefits, accident, health, hospitalization, medical, surgical, or other temporary disability benefits under a self-administered or trusteed plan or for the purchase of annuity or insurance contracts. Appropriation of any other assignment of funds by company in connection with any benefit plan of the types enumerated herein.

See Exhibit B Appendix at C 1, 2; and D 1
3.21 Payments to employees under non- funded benefit plans

Payments by company under a program for pension and total and permanent disability benefits, death benefits, accident, health, hospitalization, medical, surgical or other temporary disability benefits where no contribution or appropriation is made prior to the payment of the benefit.

No allocation - direct charge to Affiliate
3.22 Payments to agents under non-funded benefit plans

Payments by company under a program for pension and total and permanent disability benefits, death benefits, accident, health, hospitalization, medical, surgical or other temporary disability benefits where no contribution or appropriation is made prior to the payment of the benefit.

No allocation - direct charge to Affiliate
3.31 Other employee welfare	The net periodic postretirement benefit cost, meals to employees, contribution to employee associations or clubs, dental examinations, medical dispensary or convalescent home expenses for employees.	Agents’ compensation is a direct charge to Affiliate. The remaining expenses in this category are allocated per Appendix to Exhibit B at A; B; C; D
3.32 Other agent welfare	The net periodic postretirement benefit cost, meals to employees, contribution to employee associations or clubs, dental examinations, medical dispensary or convalescent home expenses for agents.	Agents’ compensation is a direct charge to Affiliate. The remaining expenses in this category are allocated per

2

Expense Line Item Per General Expense Exhibit 2*	Expense Classification Description**	Basis of Expense Allocation***
Appendix to Exhibit B at A; B; C; D
4.1 Legal fees and expenses	Court costs, penalties and all fees or retainers for legal services or expenses in connection with matters before administrative or legislative bodies.	No allocation - direct charge to Affiliate.
4.2 Medical examination fees	Fees to medical examiners in connection with new business reinstatements, policy changes and applications for employment.	See Appendix to Exhibit B at D 1, 4
4.3 Inspection report fees	Fee for inspection reports in connection with new business, reinstatements, policy changes and applications for employment. Cost of services furnished by the Medical Information Bureau.	See Appendix to Exhibit B at D 1, 4
4.4 Fees of public accountants and consulting actuaries	Include expenses relating to this category except exclude examination fees made by State Departments and internal audits by company employees.	See Appendix to Exhibit B at A
4.5 Expense of investigation and settlement of policy claims	Payment to other than employees of fees and expenses for the investigation, litigation and settlement of policy claims.	See Appendix to Exhibit B at D 1, 4
5.1 Traveling expenses

Traveling expense of officers, other employees, directors and agents, including hotel, meals, telephone, telegraph and postage charges incurred while traveling. Also include amounts allowed employees for use of their own cars on company business and the cost of, or depreciation on, and maintenance and running expenses of company-owned automobiles.

See Appendix to Exhibit B at A; B; C; D
5.2 Advertising

Newspaper, magazine and trade journal advertising for the purpose of solicitation and conservation of business. Billboard, sign and telephone directory, television, radio broadcasting and motion picture advertising, excluding subjects dealing wholly with health and welfare. All canvassing or other literature, such as pamphlets, circulars, leaflets, policy illustration forms and other sales aids, printed

Direct charge by Affiliate when identifiable. Appendix to Exhibit B at A; B 1; C 1; D 1

3

Expense Line Item Per General Expense Exhibit 2*	Expense Classification Description**	Basis of Expense Allocation***

material, etc., prepared for distribution to the public by agents or through the mail for the purposes of solicitation and conservation of business. All calendars, blotters, wallets, advertising novelties, etc., for distribution to the public. Printing, paper stock, etc. in connection with advertising. Prospect and mailing lists when used for advertising purposes. Fees and expenses of advertising agencies related to advertising.

5.3 Postage, express, telegraph and telephone	Freight and cartage, cables, radiograms and teletype. Also charges for use, installation and maintenance of related equipment if not included elsewhere.	See Appendix to Exhibit B at A; B; C; D
5.4 Printing and stationery

Policy forms, riders, supplementary contracts, applications, etc., rate books, instruction manuals, punch-cards, house organs, and all other printed material which is not required to be included in any other expense classification. Office supplies and pamphlets on health, welfare and education subjects. Also include annual reports to policyholders and stockholders if not included in Line 5.2.

See Appendix to Exhibit B at A; B; C; D
5.5 Cost or depreciation of furniture and equipment	The cost or depreciation of office machines except for such charges as may be reported in Line 5.3.	See Appendix to Exhibit B at A; B; C; D
5.6 Rental of equipment	Rental of office machines except for such charges as may be reported in Line 5.3.	See Appendix to Exhibit B at A; B; C; D
5.7 Cost or depreciation of EDP equipment and software	Include cost, depreciation and amortization for EDP equipment and operating and non-operating systems software.	See Appendix to Exhibit B at A; B; C; D
6.1 Books and periodicals	Books, newspapers, periodicals, etc., including investment tax and legal publications and information services, and including all such material for company’s law department and libraries.	See Appendix to Exhibit B at A; B; C; D

4

Expense Line Item Per General Expense Exhibit 2*	Expense Classification Description**	Basis of Expense Allocation***
6.2 Bureau and association fees	All dues and assessments of organizations of which the company is a member. All dues for employees’ and agents’ memberships on the company’s behalf.	No allocation - direct charge to Affiliate.
6.3 Insurance, except on real estate

Premiums for Workers’ Compensation, burglary, holdup, forgery and the public liability insurance, fidelity or surety bonds, insurance on contents of company-occupied buildings and all other insurance or bonds not included elsewhere.

See Appendix to Exhibit B at A
6.4 Miscellaneous losses

Uncollectible losses due to deficiencies, defalcations, robbery, or forgery, except those offset by bonding companies’ payments. Also include Worker’s Compensation benefits not covered by insurance and other uninsured losses not included elsewhere.

Primarily a direct charge to Affiliate. Remaining expenses are allocated per Appendix to Exhibit B at A; and D
6.5 Collection and bank service charges	Collection charges on checks and drafts and charges for checking accounts and money orders.	See Appendix to Exhibit B at A; D
6.6 Sundry general expenses

Direct expense of local agency meetings, luncheons and dinners, tabulating service rendered by outside organizations, gifts and donations. Any portion of commissions and expense allowances on reinsurance assumed for group business which represents specific reimbursement of expenses. Reimbursement to another insurer for expense of jointly underwritten group contracts.

See Appendix to Exhibit B at A; B; C; D
6.7 Group service and administration fees

Administration fees, service fees, or any other form of allowance, reimbursement of expenses, or compensation (other than commissions) to agents, brokers, applicants, policyholders or third parties in connection with the solicitation, sale, issuance, service and administration of group business.

See Appendix to Exhibit B at B; C; D
7.1 Agency expense allowance	All bona fide allowance for agency expense, but not allowances constituting additional compensation.	No allocation - direct charge to Affiliate.
7.2 Agents’ balances	Agents’ balances charged off less any amounts recovered during the year.	No allocation - direct charge to Affiliate.

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Expense Line Item Per General Expense Exhibit 2*	Expense Classification Description**	Basis of Expense Allocation***
charged off
7.3 Agency conferences other than local meetings	Cost of banquets and rental of meeting rooms. Expenses of all persons traveling to conferences and their expenses at conferences.	Primarily a direct charge to Affiliate. Remaining expenses are allocated per Appendix to Exhibit B at B; C; D
9.1 Real estate expenses

The cost of repairs, maintenance, service, and operation of all real estate properties including insurance whether occupied by the company or not; salaries and other compensation of managing agents and their employees; expenses incurred in connection with rental of such properties; legal fees specifically associated with real estate transactions other than sale; rent, salaries and wages, and other direct expenses of any branch of Home Office until engaged solely in real estate work (not real estate and mortgages combined).

Square footage occupancy
9.2 Investment expenses not included elsewhere	Only items for which no specific provisions has been made elsewhere, e.g., contributions or assessments for bondholders’ protective committees, fees of investment counsel, custodian and trustee fees.	See Appendix to Exhibit B at A; D
9.3 Aggregate write-ins for expenses	Items for which no pre-printed statutory line exists. Description title shown in Exhibit 2 will vary based on need.	Cost Management will develop the most appropriate allocation basis and maintain documentation

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Expense Line Item Per Taxes, Licenses and Fees Exhibit 3*	Expense Classification Description**	Basis of Expense Allocation***
1. Real estate taxes	Those taxes directly assessed against property owned by the company. Canadian and other foreign taxes should be included appropriately.	Square footage occupancy
2. State insurance department licenses and fees	Assessments to defray operating expenses of any state insurance department. Canadian and other foreign taxes should be included appropriately. Fees for examinations by state departments.	No allocation - direct charge to Affiliate.
3. State taxes on premiums

State taxes based on policy reserves, if in lieu of premium taxes. Canadian and other foreign taxes should be included appropriately. Any portion of commissions or allowances on reinsurance assumed for group business which represents specific reimbursement of premium taxes. Deduct any portion of commissions or allowances on reinsurance ceded for group business which represents specific reimbursement of premium taxes.

No allocation - direct charge to Affiliate.
4. Other state taxes

Assessments of state industrial or other boards for operating expenses or for benefits to sick unemployed persons in connection with disability benefit laws or similar taxes levied by states. Canadian and other foreign taxes are to be included appropriately. Advertising required by law, regulation or ruling, except in connection with investments. State sales taxes, if company does not exercise option of including such taxes with the cost of goods and services purchased. State income taxes.

No allocation - direct charge to Affiliate.
5. U.S. Social Security taxes	Company’s contribution is based on the current tax rate, which is applied to all wages, salary or compensation entered on the employees earning record and federal unemployment tax.	See Appendix to Exhibit B at A; B; C; D
6. All other taxes

Guaranty fund assessments and taxes of Canada or of any other foreign country not specifically provided for elsewhere. Sales taxes, other than state sales taxes, if company does not exercise option of including such taxes with the cost of goods and services purchased.

No allocation - direct charge to Affiliate.

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APPENDIX TO EXHIBIT B

INTERCOMPANY SERVICE AND EXPENSE ALLOCATION SUMMARY MATRIX

ALLSTATE LIFE INSURANCE COMPANY AND LIFE AFFILIATES

A.          Human Resource Shared Services, Finance Shared Services, Sourcing and Procurement Solutions Shared Services, Corporate Marketing Shared Services,  Research Center Shared Services, Allstate Technology Operations Shared Services, Customer and Enterprise Shared Services, Corporate Relations Shared Services,  Facility Service Shared Services,  Real Estate and Construction/Facility Services Shared Services, CEO/COO Shared Services, Allstate Investment, LLC Shared Services, Allstate Financial Services Broker Dealer allocations are based on services and associated costs performed by the provider for the benefit of the recipient and are generated and approved through extensive discussions between service providers and service recipients during the Annual Corporate Planning Process.

B.            Allstate Protection Head Office allocations to the Life Company and Affiliates are based on:

1.               Compensation

2.               Time and effort studies

3.               Statistical data

C.            Allstate Protection Field Office allocations to the Life Company and Affiliates are based on:

1.               Compensation

2.               Time and effort/usage studies

3.               Statistical Data

D.            Life Parent Company allocations to Life Affiliates are based on:

1.               Time and effort/usage studies

2.               Required Capital

3.               Invested Assets

4.               Statistical Data

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EXHIBIT C

EXPENSE PROCESS OVERVIEW

ALLSTATE INSURANCE GROUP

For purposes of operational analysis and financial reporting, functional expense groups are made up of three primary categories:  (1) Loss adjustment expenses, (2) Other underwriting expenses; and (3) Investment expenses.  A more detailed description of expense items, which comprise these categories, is provided in Exhibits A and B.  These exhibits are the framework for reporting expenses required by the NAIC.    The expense categories, in turn, flow into the financial records based on the following cost allocation methods: a direct charge basis; an allocated or shared basis; or in accordance with the terms of one or several reinsurance agreements.  The combined expense process ultimately provides for financial records that reflect the financial performance of the business.

On a day-to-day basis, expenses are incurred directly by affiliates within the Allstate Group.  The expenses are charted numerically by account. Formalized procedures are used in order to ensure that the expenses are accurately recorded and allocated to the appropriate affiliate (via use of the designated company code), cost center and cost element.  Allocations are also provided for various support costs, which include:  company code, cost center and cost element level with the objective of providing for an accurate means of tracking expenses.

A brief description of each of the three expense categories follows:

•                  Loss adjustment expenses are various costs associated with the claim handling process.  These costs, which comprise all aspects of the claims handling function, include: the adjustment, factual investigation, defense and record keeping functions.  Salaries of claim personnel and allocated executive salaries, as well as other basic costs associated with the claim function (accounting, data processing, rent, utilities, etc.) are grouped in this category.  Generally, these expenses may be either direct charged, allocated, or flow to an entity by means of a separate reinsurance agreement.

•                  Other underwriting expenses include acquisition, general expenses, taxes, licenses and fees.  The larger piece, acquisition expenses, is comprised of agent commissions, various expenses related to underwriting (motor vehicle reports, home inspections, etc.), salaries, marketing and other allocations of expenses which support the production of new and renewal business.  General expenses are typically administrative in nature and do not fit cleanly in any other expense grouping.  Taxes, licenses and fees pertain to:  taxes (income and franchise) and licenses fees levied by state and local government; insurance department expenses; and guaranty fund assessments.  These expense categories are charged to an affiliate in any of the same three methods shown above for loss adjustment expenses.

•                  Investment expenses for research, purchase and sale activities, safekeeping, accounting and data support are the bulk of expenses in this bucket.  Generally, these expenses will flow to an affiliate by direct charges to an affiliate or on an allocated basis.

The mechanism for recording expenses can occur by means of one of the following three methods:

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•                  Direct Charges — This method is used where the expenses are unique to the affiliate incurring them.  These types of expenses are not allocated to another affiliate due to their unique relationship to the affiliate incurring them.  Expense payments are classified to the responsible affiliate through an accounting coding expense system involving company code, cost center, and cost element  (See Exhibits A and B for more detail).  By way of example: agents’ commissions, taxes, licenses and fees, are company specific, and therefore, coded directly to the appropriate company code.

•                  Allocations

The expense allocation process can be divided into 3 subcategories:

1.               Cost Center(s) — The objective of this phase of the allocation process is to properly transfer various support costs performed by one cost center(s) to another cost center(s) that they directly relate to.  The basic justification for this cost transfer is efficiency gain, which is mutually beneficial to both parties.  Certain processes are centrally performed on behalf of a number of affiliates, then allocated to the cost center(s) being supported.  Routine expenses of this nature often include support activities from the following functional areas: Accounting; Systems; Investments; Corporate Relations; Law and Regulation; and Human Resources.   These costs cannot be directly expensed. It is necessary to provide for an appropriate method of allocation.  An example of this method of allocation would relate to the accounting treatment of costs and expenses attributable to Allstate’s Internal Audit Department (IAD).  As part of the Allstate Corporate Home Office structure, IAD salaries and related expenses are allocated to other affiliates and/or cost center(s) (i.e. data and profit centers) based on time and effort studies.   The terms for this allocation are delineated in a separate agreement between the parties which is referred to as a Shared Service Agreement (SSA).  The SSA is a vehicle which allows the parties to agree in advance on certain essential terms and conditions which include: a description of the services to be provided; the period covered; costs and standards.  The SSA concept can be used to transfer expenses between Brands (e.g., Allstate, Ivantage, Indemnity, Life), between Shared Services (e.g., Finance, Investments, Human Resources, Technical) or between a Brand and Shared Service.

SAP is programmed to perform the allocation process on a monthly basis.  The process begins with the extraction of direct costs for each  cost center and cost element.  Varying premium and claim statistics (e.g., policies in force, claim counts) as well as other common factors (e.g., number of employees, number of retirees) are then entered into the program.  The resulting data provides the bases, or allocation drivers, for transferring expenses from a cost center(s)/cost element level of detail to other cost center(s)/cost elements.  Detail records are generated in order to provide the source and recipient of the allocated expenses.

A separate process has been initiated in order to periodically review the accuracy of the factors or drivers of the allocations.  The accuracy of service provider time and effort studies may be taken into account (i.e. projected v. actual).  Other factors that may be considered include an inventory of activities and customers in order to ensure that allocations are accurate.   Intensive discussions and management agreement between the provider and customer are also an integral part of the annual corporate planning process.  Flexibility in the overall allocation process must routinely occur to provide for changes in

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the business activities or organizational structure.

2.               Company — This step in the expense allocation process is similar to the cost center allocation process described above in that allocations are charged to other affiliates.  For instance, both Allstate Insurance Company and Allstate Life Insurance Company incur expenses on a direct basis for themselves and on behalf of their affiliates.  A portion of these expenses may be transferred to other affiliates, as appropriate.  Fixed factors are normally based on internal time and effort studies, agents’ compensation, or statistical criteria such as gross policies issued or incurred losses.

3.               Uniform Accounting Transfer (UAT) — The next step in the process is to reclassify all of the general office expenses addressed in the direct charges and expense allocation sections above, having been recorded on a management basis, to their required statutory expense classifications.  The use of a consistent basis for reporting expenses, as dictated by the NAIC, allows the regulators to better compare various insurance companies’ operations.  On the property/casualty side, broad expense categories and detail breakouts are required for both the Expense Exhibit in the annual Statutory Statement as well as the Supplemental Expense Filing, which is contained in the Insurance Expense Exhibit.  For Life companies, the General Expense and the Taxes, Licenses and Fees Exhibits from the annual Statutory Statement have distinct expense categories.  A synopsis of these required expense categories, along with a description of each expense category and the basis of allocation presently used by Allstate is contained in Exhibit A and appendix (Property and Casualty affiliates) and Exhibit B and appendix (Life Company affiliates).

In order to provide for accurate summarization and reporting, each cost element included in the Chart of Accounts is assigned a statutory expense classification.  Loss adjustment, other underwriting and investment expenses are the broad classifications that UAT applies to.  By way of example, a systems function, whether relating to claims, sales, or investments, is initially classified as a general office expense on a management basis.  Based on the UAT process, these expenses are reclassified for statutory reporting purposes to loss adjustment, other underwriting or investments.  Taxes, licenses and fees, although included in the other underwriting expense category, are not used in the UAT calculation process. These expenses are directly charged to the appropriate statutory classification within company code.

Reinsurance Agreements — Separate arrangements exist between the property/casualty parent, Allstate Insurance Company, and certain affiliates, and the life parent, Allstate Life Insurance Company, and certain affiliates that drive expenses.   Terms and conditions relating to methods of expense classification are contained in each of the individual reinsurance agreements.  Typically, the reinsurer will be liable for a pre determined pro-rata share of all underwriting related expenses to support the assumed business.  However, the reinsurer is not generally liable for the investment expenses.

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EXHIBIT D

DEFINITIONS

The following terms shown by “process flow” and “general” categories are commonly used in explanation of the Allstate Group’s overall expense process.  Presentation of the “process flow” section follows the same hierarchical order of our current expense processing methodology.

PROCESS FLOW

Company — Identifies affiliates that expense is charged to and may be disbursed from.  Each affiliate who is a party to this agreement is assigned a separate three digit company code (e.g., Allstate Insurance Company — 010, Allstate Life Insurance Company — 030).  A “charged company” is the Allstate affiliate charged with the expense under review and whose Statement of Income would be ultimately impacted.

Cost Center — Describes an area of responsibility where specific costs are incurred and planned.  A cost center will be the most common object used and identifies administrative grouping within an office and duties as well as the manager responsible.  As an example a Regional Office Department may include: Underwriting; Sales; Human Resources; and Claims.

Cost Elements — Describe what specific costs have occurred and are used to plan and incur direct expenses for cost objects representing a unique item or category of expense to the affiliate.

Internal Orders — A cost collector used to gather, identify and allocate costs associated with a process, event, activity or project.

Profit Center — Aligns expense to a distribution channel, geographic location and product grouping (i.e. Midwest Region, Illinois, standard auto).

GENERAL

Assessments/Allocated Expenses — which, are incurred by one Allstate affiliate/cost center and charged, or allocated, to other cost center/affiliate on the basis of mutual benefit.  Examples of the types of allocated expenses include: loss adjustment, other underwriting and investment expenses.   These expenses include allocations in cost centers from cost elements to secondary cost elements and are described in Exhibit C.  Criteria for cost allocation “drivers” are based on the implementation of management objectives.   The assessments can use all three methods of allocations: field percentage; fixed amount; and variable portions, which contain statistical key figures.  Additional information is included in the Exhibits and Appendixes attached.  Allocation drivers agreed to by Management are used to allocate expenses, and these are described in detail in the various exhibits and appendixes.

Reinsurance Agreement — An agreement between two parties where one insurer spreads its risk (premium, loss and expense) of losses with other insurers.

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